UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 13, 2008, Jazz Technologies, Inc. (the “Company”) issued a press release discussing financial and operating results for the fourth quarter of 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On February 13, 2008, the Company issued a press release announcing it has initiated a review of strategic alternatives to enhance stockholder value. To assist the Company in its analysis and consideration of various strategic alternatives, the board of directors has retained UBS Securities LLC as its financial adviser.

There can be no assurance that any corporate action will result from the Company’s review of strategic alternatives. The Company undertakes no obligation to make any further announcement regarding its exploration of alternatives unless and until its board of directors has approved a specific alternative or the Company has entered into a definitive agreement providing for the completion of a transaction.

A copy of the press release is furnished herewith as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press release.
99.2	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ TECHNOLOGIES, INC.

Dated: February 13, 2007	By:	/s/ Allen R. Grogan
Allen R. Grogan
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release.
99.2	Press release.